UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 30, 2005

www.bmhc.com

Building Materials Holding Corporation

Delaware	000-23135	91-1834269
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 3250, San Francisco, CA 94111

(415) 627-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On June 30, 2005, the credit agreement between Building Materials Holding Corporation and a group of lenders was amended. The amended credit agreement increases the revolving credit facility to $300 million and extends its maturity by two years. The amended agreement also provides a new term note of $75 million.

Interest rates for the revolving credit facility and the new term note are subject to quarterly adjustment based on operating performance and range from LIBOR plus 0.75% to 2.00%, or Prime plus 0.0% to 0.75%. In addition, the existing $125 million term note was amended to reduce the interest rates by 0.25%.

The revolving credit facility or term notes may be increased an aggregate of $150 million. The credit agreement matures in June 2010 and is subject to similar covenants and conditions as the former agreement.

Exhibit 10.1 Amended and Restated Credit Agreement

Exhibit 99.1 News release dated July 5, 2005

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Building Materials Holding Corporation

Date: July 6, 2005	/s/ William M. Smartt
William M. Smartt
Senior Vice President and Chief Financial Officer